Exhibit 99

General Cable Reports First Quarter Results

  Diluted earnings per share before items of $0.50;
  Second quarter diluted earnings per share guidance of $0.50 to $0.60 before items;
  ROW and early cycle businesses in North America begin to stabilize

HIGHLAND HEIGHTS, Ky.--(BUSINESS WIRE)--May 6, 2010--General Cable Corporation (NYSE: BGC), one of the most globally diversified industrial companies, reported today revenues and earnings for the first quarter ended April 2, 2010. Loss per share for the first quarter of 2010 was $0.15. Included in these results were $0.56 per share of charges related to the January 2010 devaluation of the Venezuelan Bolivar and $0.09 per share of non-cash convertible debt interest expense. Before the impact of these items, adjusted non-GAAP earnings per share for the first quarter of 2010 would have been $0.50.

Highlights

  Acquired an energy cable business in South Africa
  Acquired Beru SAS, a premier European manufacturer of ignition wire harnesses
  Received the Delphi Pinnacle Award which recognizes General Cable as an elite and world class original equipment supplier
  Changed method of accounting for inventory from last-in, first-out (LIFO) to average cost

First Quarter Results

Net sales for the first quarter of 2010 were $1,098.0 million, a decrease of $262.4 million, or 19.3%, compared to the first quarter of 2009 on a metal-adjusted basis. Volume based on metal pounds sold, without the impact of incremental volume from acquired businesses, decreased 17.2% in the first quarter of 2010 compared to 2009, and was down 9.1% compared to the fourth quarter of 2009.

Operating income was $57.3 million in the first quarter of 2010 compared to a loss of $22.9 million in the first quarter of 2009, an increase of $80.2 million. The increase in operating income was principally the result of the significant and rapid decline in copper prices which were down 54% in the first quarter of 2009 compared to the third quarter of 2008. As this occurred, the Company recognized higher priced inventory in its cost of sales under the average cost method while at the same time market pricing for many of its products was falling, resulting in an operating loss in the year-ago period. In addition, the Company is benefiting from the favorable impact of cost reduction efforts made throughout 2009, particularly selling, general and administrative expenses, and volume growth in certain early cycle businesses. These items combined more than offset lower overall demand and lower value added pricing in many of the Company’s end markets. Operating margin was 5.2% in the first quarter of 2010, an increase of approximately 690 basis points from the negative operating margin of 1.7% in the first quarter of 2009 on a metal-adjusted basis.

Gregory B. Kenny, President and Chief Executive Officer of General Cable, said, “I believe we are nearing the cyclical trough in North America and ROW. Some positive signals in the United States continue to develop. GDP is entering its fourth quarter of expansion, electricity usage appears to have stabilized and is expected to move higher, housing starts have stabilized and moved up from their lows, and industrial factory utilization rates have been increasing.”

The Company’s early cycle products, specifically cables for MRO, OEM and networking applications in North America experienced a first quarter volume improvement of 4.9% compared to the prior year as measured by metal pounds sold. Sequentially, volumes in these businesses were up 8.4% in the first quarter compared to the fourth quarter of 2009. In ROW, volumes sold were less than expected principally due to a slower than expected start to the year in Venezuela as the country coped with new exchange rate regulations, currency devaluation, and a national shortage of electricity. Brazil also experienced a slow start as shipments on a number of major grid expansion projects have been re-scheduled to later in the year. Excluding the impact of these two items, volumes in ROW were up 3.5% sequentially in the first quarter of 2010 compared to the fourth quarter of 2009.

“Conditions in Europe continue to be difficult. Volumes, particularly in southern Europe, appear to be stabilizing at very low levels while the pricing environment remains weak,” Kenny continued. “We do not believe that the economic conditions in Spain will improve meaningfully in the short term, and may never return to the levels experienced at the peak of the last cycle. Therefore, the Company is taking additional actions in Spain to lower our production costs further through a permanent reduction in manufacturing personnel which has been negotiated collectively with the works councils of our various operations in Spain. Charges related to these efforts are expected to be approximately $9.0 million in the second quarter and are included in our outlook below.”

Liquidity

Net debt was $506.9 million at the end of the first quarter of 2010, an increase of $84.0 million from the end of the fourth quarter of 2009. The increase in net debt is a result of normal seasonal investments in inventory as factories return from year-end maintenance shutdowns as well as the impact of the reduction in equivalent U.S. dollars related to the devaluation of the Venezuelan Bolivar. The Company continues to maintain adequate liquidity to fund operations, which could include increased working capital requirements as a result of higher metal costs, internal growth, and continuing product and geographic expansion opportunities.

Preferred Stock Dividend

In accordance with the terms of the Company’s 5.75% Series A Convertible Redeemable Preferred Stock, the Board of Directors has declared a regular quarterly preferred stock dividend of approximately $0.72 per share. The dividend is payable on May 25, 2010 to preferred stockholders of record as of the close of business on April 30, 2010. The Company expects the quarterly dividend payment to be less than $0.1 million.

Second Quarter 2010 Outlook

“As our markets stabilize, the Company is beginning to see the benefit of the accelerated cost cutting efforts made throughout 2009. We are also beginning to see a return to normalcy in terms of seasonal patterns in our business with the Company expected to produce the highest volumes and earnings of the year in the second quarter. Overall, we expect to report double digit sequential volume growth in the second quarter, and single digit year over year volume growth. The wire and cable industry has a long way to go in terms of absorbing excess capacity and improving value-added prices; however, it appears to be at the beginning of the recovery process. For the second quarter, the Company expects to report earnings before items in the range of $0.50 to $0.60 per share on revenues of approximately $1.2 to $1.3 billion. This outlook is burdened by approximately $0.12 per share for restructuring charges principally in Spain and reflects uncertainties related to the Company’s application for preferential foreign exchange treatment for copper purchases in Venezuela, recently declining copper prices, and a stronger U.S. dollar,” Kenny concluded. A reconciliation of expected GAAP earnings per share is as follows:

	Q2 2010 Guidance	Q2 2009 Actual
GAAP earnings per share	$0.41 - $0.51	$0.59

Non-cash convertible interest expense	0.09	0.15
Adjusted Non-GAAP earnings per share	$0.50 - $0.60	$0.74

Reconciliation of Non-GAAP Measures

In addition to reporting financial results in accordance with accounting principles generally accepted in the United States, we discuss in this earnings release earnings per share for the first quarter of 2010 and 2009 as adjusted for the impact of non-cash convertible debt interest expense and the impact of the devaluation of the Venezuelan Bolivar. These Company-defined adjusted measures are being provided because management believes they are useful in analyzing the operating performance of the business. These measures may be inconsistent with similar measures presented by other companies and should only be used in conjunction with our results reported according to accounting principles generally accepted in the United States. A reconciliation of earnings per share as reported to adjusted non-GAAP earnings per share follows:

	First Quarter EPS
	2010	2009
EPS as Reported	$ (0.15)	$ (0.52)
Adjustments to reconcile EPS: Non-cash convertible interest expense	0.09	0.14
Devaluation of Venezuelan Bolivar	0.56	-

Adjusted Non-GAAP EPS	$ 0.50	$ (0.38)

General Cable will discuss first quarter results on a conference call and webcast at 8:30 a.m. ET, May 7, 2010. For more information please see our website at www.generalcable.com.

Effective January 1, 2010, the Company changed its method of valuing all of its inventories that used the LIFO method to the average cost method. The Company applied this change in accounting principle retrospectively to all prior periods presented herein.

General Cable Corporation (NYSE:BGC), a Fortune 500 Company, is a global leader in the development, design, manufacture, marketing and distribution of copper, aluminum and fiber optic wire and cable products for the energy, industrial, and communications markets. Visit our website at www.generalcable.com.

Risk Factors and Forward-Looking Statements

Certain statements in this press release, including, without limitation, statements regarding future financial results and performance, plans and objectives, capital expenditures and the Company’s or management’s beliefs, expectations or opinions, are forward-looking statements. Actual results may differ materially from those statements as a result of factors, risks and uncertainties over which the Company has no control. Such factors include the economic strength and competitive nature of the geographic markets that the Company serves; economic, political and other risks of maintaining facilities and selling products in foreign countries including the impact of significant fluctuations in the value of the U.S. dollar against foreign currencies and currency devaluations; changes in industry standards and regulatory requirements; advancing technologies, such as fiber optic and wireless technologies; volatility in the price of copper and other raw materials, as well as fuel and energy and the Company’s ability to reflect such volatility in its selling prices; interruption of supplies from the Company’s key suppliers; compliance with foreign and U.S. laws applicable to our international operations; potential adverse impact from environmental liabilities; risks from liabilities assumed in acquisitions; substantial indebtedness could adversely affect our business and financial condition; potential cross-defaults on our financing arrangements if we fail to comply with covenants and other provisions of financing arrangements; impact of a downgrade in our financial strength; the failure to negotiate extensions of the Company’s labor agreements on acceptable terms; the Company’s ability to increase manufacturing capacity and achieve productivity improvements; the Company’s dependence upon distributors and retailers for non-exclusive sales of certain of the Company’s products; pricing pressures in the Company’s end markets; the Company’s ability to maintain the uncommitted accounts payable or accounts receivable financing arrangements in its European operations; the impact of any additional charges in connection with plant closures and the Company’s inventory accounting practices; the impact of certain asbestos litigation, unexpected judgments or settlements and environmental liabilities; the ability to successfully identify, finance and integrate acquisitions; the impact of terrorist attacks or acts of war which may affect the markets in which the Company operates; the Company’s ability to retain key employees; the Company’s ability to service debt requirements and maintain adequate domestic and international credit facilities and credit lines; the impact on the Company’s operating results of its pension accounting practices; volatility in the market price of the Company’s common stock all of which are more fully discussed in the Company's Report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2010 as well as periodic reports filed with the Commission.

TABLES TO FOLLOW

General Cable Corporation and Subsidiaries
Consolidated Statements of Operations
(in millions, except per share data)
(unaudited)

	Three Fiscal Months Ended
	April 2,	April 3,
	2010	2009
Net sales	$1,098.0	$1,041.3
Cost of sales	960.4	969.2
Gross profit	137.6	72.1

Selling, general and administrative expenses	80.3	95.0
Operating income (loss)	57.3	(22.9)
Other income (expense)	(36.5)	3.5
Interest income (expense):
Interest expense	(19.0)	(22.5)
Interest income	1.1	1.2
	(17.9)	(21.3)

Income (loss) before income taxes	2.9	(40.7)
Income tax (provision) benefit	(8.3)	14.9
Equity in net earnings of affiliated companies	0.3	0.1
Net loss including noncontrolling interests	(5.1)	(25.7)
Less: preferred stock dividends	0.1	0.1
Less: net income attributable to noncontrolling interest	2.6	1.4
Net loss attributable to Company common shareholders	$(7.8)	$(27.2)
EPS
Loss per common share - basic	$(0.15)	$(0.52)
Weighted average common shares - basic	52.0	51.9
Loss per common share- assuming dilution	$(0.15)	$(0.52)
Weighted average common shares- assuming dilution	52.0	51.9

General Cable Corporation and Subsidiaries
Consolidated Statements of Operations
Segment Information
(in millions)
(unaudited)

	Three Fiscal Months Ended
	April 2,	April 3,
	2010	2009
Revenues (as reported)
North America	$407.0	$369.2
Europe and North Africa	357.2	370.5
Rest of World	333.8	301.6
Total	$1,098.0	$1,041.3

Revenues (metal adjusted)
North America	$407.0	$468.4
Europe and North Africa	357.2	465.6
Rest of World	333.8	426.4
Total	$1,098.0	$1,360.4

Metal Pounds Sold
North America	64.9	82.3
Europe and North Africa	68.9	79.9
Rest of World	73.6	87.9
Total	207.4	250.1

Operating Income (loss)
North America	$30.4	$(17.7)
Europe and North Africa	5.9	(4.1)
Rest of World	21.0	(1.1)
Total	$57.3	$(22.9)

Return on Metal Adjusted Sales
North America	7.5%	-3.8%
Europe and North Africa	1.7%	-0.9%
Rest of World	6.3%	-0.3%
Total Company	5.2%	-1.7%

Capital Expenditures
North America	$2.1	$9.5
Europe and North Africa	6.2	27.9
Rest of World	11.4	9.4
Total	$19.7	$46.8

Depreciation & Amortization
North America	$8.8	$8.7
Europe and North Africa	9.4	7.7
Rest of World	8.1	8.6
Total	$26.3	$25.0

Revenues by Major Product Lines
Electric Utility	$319.3	$380.0
Electrical Infrastructure	323.1	267.5
Construction	268.5	227.8
Communications	133.6	139.7
Rod Mill Products	53.5	26.3
Total	$1,098.0	$1,041.3

GENERAL CABLE CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheets
(in millions, except share data)
Assets	April 2, 2010	December 31, 2009
Current Assets:	(unaudited)
Cash and cash equivalents	$426.3	$499.4
Receivables, net of allowances of $19.9 million at April 2, 2010 and $21.9 million at December 31, 2009	885.1	903.6
Inventories	1,108.5	1,002.4
Deferred income taxes	46.2	52.6
Prepaid expenses and other	95.7	94.7
Total current assets	2,561.8	2,552.7
Property, plant and equipment, net	998.0	1,015.3
Deferred income taxes	21.8	24.1
Goodwill	163.0	157.4
Intangible assets, net	198.8	197.6
Unconsolidated affiliated companies	9.7	10.2
Other non-current assets	64.4	56.8
Total assets	$4,017.5	$4,014.1
Liabilities and Total Equity
Current Liabilities:
Accounts payable	$840.3	$762.5
Accrued liabilities	321.9	361.9
Current portion of long-term debt	69.9	53.0
Total current liabilities	1,232.1	1,177.4
Long-term debt	863.3	869.3
Deferred income taxes	193.4	209.5
Other liabilities	237.0	248.1
Total liabilities	2,525.8	2,504.3
Commitments and Contingencies
Total Equity:
Redeemable convertible preferred stock, at redemption value
(liquidation preference of $50.00 per share)
April 2, 2010 - 76,202 outstanding shares
December 31, 2009 - 76,202 outstanding shares	3.8	3.8
Common stock, $0.01 par value, issued and outstanding shares:
April 2, 2010 - 52,103,344 (net of 6,198,013 treasury shares)
December 31, 2009 - 52,008,052 (net of 6,187,527 treasury shares)	0.6	0.6
Additional paid-in capital	639.5	637.1
Treasury stock	(73.1)	(72.9)
Retained earnings	798.3	806.1
Accumulated other comprehensive loss	(10.3)	(8.9)
Total Company shareholders' equity	1,358.8	1,365.8
Noncontrolling interest	132.9	144.0
Total equity	1,491.7	1,509.8
Total liabilities and equity	$4,017.5	$4,014.1

CONTACT:
General Cable Corporation
Michael P. Dickerson,
Vice President of Finance and
Investor Relations 859-572-8684